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                                                                     EXHIBIT 5.1


                          OPINION OF BUCHANAN INGERSOLL

                                February 23, 2001


Demegen, Inc.
1051 Brinton Road
Pittsburgh, PA  15221

Ladies and Gentlemen:

         We have acted as counsel to Demegen, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form SB-2 (the "Registration Statement") of the Company, under the Securities Act of 1933, as amended, relating to the intended resale from time to time by certain security holders (in the manner described in the prospectus (the "Prospectus") contained in the Registration Statement) of up to an aggregate of 16,251,314 shares of the Company's common stock, par value $0.001 per share (the "Shares"), of which (a) 5,642,879 Shares are currently outstanding; and (b) up to 10,608,435 Shares are issuable upon the exercise of certain currently outstanding warrants. We have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the Colorado Business Corporation Act, as amended.

         Based on the foregoing, we are of the opinion that, the Shares have been legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interest of Named Experts and Counsel - Legal Matters" in the Prospectus contained therein.



                                       Very truly yours,

                                       BUCHANAN INGERSOLL
                                       PROFESSIONAL CORPORATION



                                       By: /s/ Mary L. Silverberg
                                          --------------------------------
                                                Mary L. Silverberg